Exhibit 99.6
HERTZ GLOBAL HOLDINGS, INC.
FORM OF NOMINEE HOLDER CERTIFICATION
The undersigned, a broker, dealer, bank, or other nominee holder of rights (the “rights”) to purchase shares of common stock, par value $0.01 per share (“common stock”), of Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described and provided for in the Prospectus Supplement, dated June 13, 2019 (together with the accompanying prospectus, the “Prospectus”), hereby certifies to the Company and Computershare Trust Company, N.A., as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of rights specified below pursuant to the basic subscription right (as defined in the Prospectus) and the over-subscription right (as defined in the Prospectus).

	Number of Shares of Common Stock Owned on the Record Date	Basic Subscription Rights Exercised	Over-Subscription Rights Exercised
1.
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10.

Name of Broker, Dealer, Bank or Other Nominee

By:
Name:
Title:
Provide the following information, if applicable:
Depository Trust Company (“DTC”) Participant Number:

Participant

By:
Name:
Title:
DTC Basic Subscription Confirmation Number(s):